Exhibit 10.28

FORM OF AGREEMENT

EVO PAYMENTS, INC.

2018 OMNIBUS INCENTIVE STOCK PLAN

Performance Unit Award Agreement

This Performance Unit Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between EVO Payments, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Grantee”).

1.    Grant of Performance Units. Pursuant to Section 9.1 of the EVO Payments, Inc. 2018 Omnibus Incentive Stock Plan (the “Plan”), the Company hereby grants to the Grantee an Award for a target number of              Performance Units (the “Target Award”); provided that the number of Performance Units that the Grantee actually earns for the Performance Period will be determined by the level of achievement of performance goals specified by the Committee (the “Performance Goals”), as set forth on Exhibit A. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.    Consideration. The grant of the Performance Units is made in consideration of the services to be rendered by the Grantee to the Company or its affiliates.

3.    Performance Period.

3.1    The Performance Period shall be the period commencing on [DATE] and ending on [DATE].

3.2    The number of Performance Units actually earned by the Grantee (the “Earned Performance Units”) will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals in accordance with Exhibit A.

3.3    Promptly following completion of the Performance Period (and no later than [thirty (30) days] following the end of the Performance Period), the Committee will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of Earned Performance Units, if any. All determinations of whether Performance Goals have been achieved, the number of Earned Performance Units, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion, and determination shall be final, conclusive and binding on the Grantee, and on all other persons.

4.    Vesting.

4.1    The Performance Units are subject to forfeiture until they vest. Except as otherwise provided herein, the Performance Units will vest and become nonforfeitable on the last day of the Performance Period, subject to (a) the achievement of the minimum threshold Performance Goals for payout set forth in Exhibit A attached hereto, and (b) the Grantee has not incurred a Termination of Service as of the last day of the Performance Period. The number of

Performance Units that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goals set forth in Exhibit A.

4.2        If the Grantee incurs a Termination of Service as the result of death or Disability, the Grantee will become vested in the number of Performance Units (rounded up to the nearest whole unit) that would have become vested as of the anniversary of the Grant Date next following such Grantee’s death or Disability.

4.3    Subject to Section 4.2, upon the Grantee’s Termination of Service for any reason at any time before the end of the Performance Period, the Grantee’s unearned Performance Units shall be automatically forfeited upon such Termination of Service and neither the Company nor any affiliate shall have any further obligations to the Grantee under this Agreement.

4.4    The terms of the Plan will govern the Performance Units in the event of a Change in Control.

5.    Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Performance Period, the Performance Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Performance Units or the rights relating thereto during the Performance Period shall be wholly ineffective and, if any such attempt is made, the Performance Units will be forfeited by the Grantee and all of the Grantee’s rights to such Shares shall immediately terminate without any payment or consideration by the Company.

6.     Payment. Payment in respect of Earned Performance Units shall be paid to the Grantee no later than March 15 of the calendar year following the calendar year in which such Performance Units become vested. The Committee, in its sole discretion, may pay Performance Units in the form of cash or in Shares (or a combination thereof) which have an aggregate Fair Market Value equal to the value of the Earned Performance Units. To the extent Shares are issued, such Shares may be granted subject to any restrictions that may be imposed by the Committee, including a Period of Restriction or mandatory deferral.

7.    Rights as Shareholder. The Grantee shall not have any rights of a stockholder with respect to the Performance Units (including, without limitation, any voting rights or any right to dividends paid with respect to the Shares underlying such Performance Units).

8.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, consultant, advisor or Nonemployee Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s employment or service at any time, with or without cause.

9.    Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Shares shall be adjusted in any manner as contemplated by Section 4.4 of the Plan.

10.    Tax Liability and Withholding.

10.1  The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Performance Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes, in accordance with Sections 17.1 and 17.2 of the Plan.

10.2  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Performance Units or the subsequent sale of any Shares; and (b) does not commit to structure the Performance Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11. Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Performance Units pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Shares are then listed or quoted.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16. Performance Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Performance Units may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the Performance Units in this Agreement does not create any contractual right or other right to receive any Performance Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee and the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with, or service to, the Company or its affiliates.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Performance Units, prospectively or retroactively; provided, that, no such amendment shall materially impair the previously accrued rights of the Grantee under this Agreement without the Grantee’s consent, subject to the provisions of Section 21 of the Plan.

21. Section 409A. This Agreement is intended to be exempt from Section 409A of the Code under the short-term deferral exclusion and shall be construed and interpreted in a manner that is consistent with such intent. If, for any reason, the Company determines that this Award is subject to Section 409A of the Code, the Company shall have the right in its sole discretion (without any obligation to do so) to adopt such amendments to the Plan or this Agreement, or to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take other actions, as the Company determines are necessary or appropriate for the Award to either be exempt from or comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

22. No Impact on Other Benefits. The value of the Grantee’s Performance Units is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Performance Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or earning of the Performance Units or disposition of the underlying Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVO PAYMENTS, INC.

By:

Name:

Title:

[GRANTEE NAME]

By:

Name:

EXHIBIT A

PERFORMANCE GOALS

The performance measures for this grant of Performance Units shall be: [A], [B], and [C], each, a “Performance Measure”)1. The percentage earned for attaining threshold, target and maximum performance levels for each Performance Measure is shown on the following table:

	Performance Measure Weighting[2]	[ %][3] Threshold	100% Target	[200%] Maximum

[A]	%

[B]	%

Payout % of Target Award[4]		%	100%	[200%]

Straight line interpolation will be used between each of the performance levels shown on the table above. No amount will be earned with respect to a Performance Measure if the performance is below the threshold level. A maximum of 200% will be earned with respect to a Performance Measure regardless of performance in excess of the maximum level.

To determine a Grantee’s Earned Performance Units, the “Payout % of Target Award” for each Performance Measure will be multiplied by the weighting percentage for that Performance Measure. The sum of these percentages will then be multiplied by the Grantee’s Target Award to determine a Grantee’s Earned Performance Units. The maximum Shares that may be earned under this Performance Unit Award is [200%]5 of the Grantee’s Target Award.

1 Select one or more Performance Measures from Section 12.1 of the Plan.

2 Determine the weighting applicable to each Performance Measure.

3 Determine the threshold and maximum performance levels.

4 Determine the level of payout for the threshold and maximum performance levels

5 Confirm maximum payout level.